Exhibit 99.1

Banc of California Reports 2013 Third Quarter

Financial Results

Irvine, Calif. (November 8, 2013) Banc of California, Inc. (NASDAQ: BANC) (the “Company”), the holding company for Banc of California, National Association (the “Bank”), today announced financial results for the three and nine months ended September 30, 2013. For the quarter, the Company reported net loss attributable to common shareholders of $9.5 million or $0.53 per diluted common share. This compares with net income available to common shareholders of $4.4 million, or $0.36 per diluted common share, for the second quarter ended June 30, 2013, and net income available to common shareholders of $9.2 million, or $0.79 per diluted common share, for the third quarter ended September 30, 2012.

For the nine months ended September 30, 2013 the Company reported a net loss attributable to common shareholders of $4.5 million, or $0.32 per diluted common share for the first nine months of 2013. This compares with net income available to common shareholders of $8.1 million or $0.70 per diluted common share for the first nine months of 2012.

The Company’s consolidated assets totaled $3.72 billion at September 30, 2013, an increase of $1.18 billion compared with $2.54 billion at June 30, 2013, and an increase of $2.05 billion compared with $1.67 billion at September 30, 2012. Loans and leases of $2.58 billion at September 30, 2013 increased $.98 billion compared with $1.60 billion at June 30, 2013, and increased $1.37 billion compared with $1.20 billion at September 30, 2012. The increases in total assets and loans and leases receivable were primarily a result of organic loan growth, loans acquired in the acquisitions of The Private Bank of California, Beach Business Bank and Gateway Bancorp, purchases of seasoned SFR residential mortgage loans, and growth in deposits to support the previously announced deposit branch sale which closed October 4, 2013. Total deposits of $3.26 billion at September 30, 2013 represented an increase of $1.15 billion compared with $2.11 billion at June 30, 2013 and an increase of $1.93 billion compared with $1.33 billion at September 30, 2012.

Steven Sugarman, Chief Executive Officer of the Company, stated “I am inspired by the commitment, dedication, and expertise of our team. Since the beginning of the third quarter, we have completed the acquisitions of The Private Bank of California, The Palisades Group and CS Financial; consolidated our banking subsidiaries under a single national bank charter; and converted to a new core operating system. The Banc of California now exceeds $3.5 billion in assets and boasts a single, consolidated full service banking platform able to meet the needs of California’s small businesses, entrepreneurs and homeowners.”

The Company and the Bank also announced today the appointment of Mr. Sugarman as President of the Company and President and Chief Executive Officer of the Bank. Mr. Sugarman will continue to serve as Chief Executive Officer and a director of the Company and Chairman of the Bank. Mr. Sugarman’s appointments occurred concurrently with the resignation of Robert Franko as President of the Company and President and Chief Executive Officer and a director of the Bank.

The Company plans to discuss its third quarter earnings, among other items, on November 8, 2013, at 8:00 a.m., Pacific Time. All interested parties are welcome to attend the conference call at 888-339-2688, event code 53722535.

About Banc of California, Inc.
Since 1941, Banc of California, Inc. (NASDAQ:BANC) through its banking subsidiary Banc of California, National Association, has provided banking services and home loans to businesses and families in California and the West. Today, Banc of California, Inc. has over $3.5 billion in consolidated assets and more than 60 banking locations.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and Banc of California, Inc. undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Source: Banc of California, Inc.

Investor Relations Inquiries:	Media Inquiries:
Banc of California, Inc.	Vectis Strategies
Richard Herrin, (855) 361-2262	David Herbst, (213) 973-4113 x101

Financial Highlights

	For the three months ended,			For the nine months ended,
	September 30,	June 30,	September 30,	September 30,	September 30,
	2013	2013	2012	2013	2012
	($ in thousands, except per share data)

Net income (loss)	$(8,534)	$4,363	$9,543	$(3,242)	$9,181
Net income (loss) available to common stockholders	$(9,480)	$4,363	$9,215	$(4,476)	$8,139
Diluted earnings (loss) per share	$(0.53)	$0.36	$0.79	$(0.32)	$0.70
Return on average assets	-0.98%	0.76%	2.50%	-0.17%	1.00%
Return on average equity	-10.05%	8.58%	19.78%	-1.77%	6.54%
Net Interest Margin	3.25%	3.93%	3.97%	3.56%	3.66%
Non-interest income	$18,226	$26,072	$19,512	$62,226	$20,654
Non-interest expense	$52,304	$39,594	$24,456	$121,456	$42,617
Provision for Loan Loss	$2,109	$1,918	$1,031	$6,195	$2,001
Net Charge-offs	$(42)	$954	$100	$1,513	$2,402
Net loans receivable	$2,577,058	$1,597,367	$1,202,995
Deposits	$3,259,374	$2,109,831	$1,328,221
Non-accrual loans	$15,408	$9,164	$16,181
Allowance for loan and lease losses to originated loans	1.39%	1.49%	1.44%
ALLL and discount to originated and non-credit impaired purchased loans, excluding purchased loan pools (1)	1.56%	1.59%	1.41%

(1) The ratios were calculated by dividing a sum of ALLL and discounts by outstanding loan balance of originated and non-credit impaired purchased loans, excluding purchased loan pools and credit impaired purchased and acquired loans

Banc of California, Inc.
Consolidated Statements of Financial Condition
(Dollars in thousands, except per share data)
(Unaudited)
	September 30,	June 30,	September 30,
	2013	2013	2012
ASSETS
Cash and due from banks	$7,951	$8,153	$8,867
Interest-bearing deposits	408,059	454,182	113,193
Total cash and cash equivalents	416,010	462,335	122,060
Time deposits in financial institutions	2,938	2,589	5,621
Securities available for sale	167,998	106,751	122,271
Federal Home Loan Bank and Other Bank stock, at cost	14,789	10,838	8,842
Loans and leases receivable, net of allowance of $19,130, $16,979 and $12,379 at September 30, 2013,
June 30, 2013 and September 30, 2012, respectively	2,577,058	1,597,367	1,202,995
Loans held for sale	367,111	257,949	110,291
Servicing rights, net	7,603	5,040	2,170
Accrued interest receivable	10,425	7,887	5,312
Other real estate owned (OREO), net	1,383	1,537	8,704
Premises and equipment, net	61,443	15,533	15,492
Premises and equipment held-for-sale	3,080	3,139	-
Bank owned life insurance investment	18,834	18,792	18,649
Deferred income tax	5,515	7,199	7,441
Goodwill	22,086	7,048	7,039
Affordable housing fund investment	5,787	2,874	6,332
Income tax receivable	4,077	738	6,050
Other intangible assets, net	13,191	4,740	5,841
Other assets	19,045	22,758	14,622
Total assets	$3,718,373	$2,535,114	$1,669,732

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	$418,759	$132,855	$88,616
Interest-bearing deposits	2,377,847	1,519,948	1,239,605
Deposits held for sale	462,768	457,028	-
Total deposits	3,259,374	2,109,831	1,328,221
Advances from Federal Home Loan Bank	25,000	45,000	86,000
Notes payable, net	82,224	82,127	34,018
Reserve for loss reimbursements on sold loans	4,282	3,974	2,665
Accrued expenses and other liabilities	44,913	25,697	27,089
Total liabilities	3,415,793	2,266,629	1,477,993
Commitments and contingent liabilities
SHAREHOLDERS’ EQUITY
Preferred stock, $0.01 par value share, 50,000,000 shares authorized:
Series A, non-cumulative perpetual preferred stock, $1,000 per share liquidation preference, 32,000 authorized, 32,000 shares issued and outstanding at September 30, 2013, June 30, 2013 and September 30, 2012	31,934	31,934	31,925
Series B, non-cumulative perpetual preferred stock, $1,000 per share liquidation preference, 10,000 shares authorized, 10,000 shares issued and outstanding at September 30, 2013; 0 shares issued and outstanding at June 30, 2013 and 0 shares issued and outstanding at September 30, 2012	10,000	-	-
Series C, 8.00% non-cumulative perpetual preferred stock, $1,000 per share liquidation preference, 40,250 shares authorized, 40,250 shares issued and outstanding at September 30, 2013; 35,000 shares issued and outstanding at June 30, 2013 and 0 shares issued and outstanding at September 30, 2012	37,943	33,734	-
Common stock, $.01 par value per share, 196,863,844 shares authorized; 18,693,092 shares issued and 17,439,562 shares outstanding at September 30, 2013; 16,134,900 shares issued and 14,976,979 shares outstanding at June 30, 2013; 11,900,952 shares issued and 10,683,327 shares outstanding at September 30, 2012	188	162	119
Class B non-voting non-convertible Common stock, $.01 par value per share, 3,136,156 shares authorized; 579,490 shares issued and outstanding at September 30, 2013; 574,258 shares issued and outstanding at June 30, 2013; 1,090,061 shares issued and outstanding at September 30, 2012	5	5	11
Additional paid-in capital	230,804	197,272	153,467
Retained earnings	17,027	28,678	31,477
Treasury stock, at cost (1,253,530 shares at September 30, 2013; 1,157,921 shares at June 30, 2013; 1,217,625 shares at September 30, 2012)	(25,455)	(24,088)	(25,638)
Accumulated other comprehensive income/(loss), net	134	788	378
Total shareholders’ equity	302,580	268,485	191,739
Total liabilities and shareholders’ equity	$3,718,373	$2,535,114	$1,669,732

Banc of California, Inc.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)
	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September
	2013	2013	2012	2013	2012
Interest and dividend income
Loans, including fees	$32,061	$26,153	$15,928	$76,751	$35,060
Securities	1,292	369	708	2,159	2,139
Dividends and other interest-earning assets	493	219	86	845	226
Total interest and dividend income	33,846	26,741	16,722	79,755	37,425
Interest expense
Deposits	5,084	3,303	1,578	10,386	4,285
Federal Home Loan Bank advances	56	58	74	177	266
Capital leases	27	20	2	59	4
Notes payable	1,736	1,735	660	5,206	1,155
Total interest expense	6,903	5,116	2,314	15,828	5,710
Net interest income	26,943	21,625	14,408	63,927	31,715
Provision for loan and lease losses	2,109	1,918	1,031	6,195	2,001
Net interest income after provision for loan and lease losses	24,834	19,707	13,377	57,732	29,714
Noninterest income
Customer service fees	621	509	543	1,676	1,282
Mortgage banking income	16,231	20,261	5,546	52,862	5,546
Other	1,374	5,302	13,423	7,688	13,826
Total noninterest income	18,226	26,072	19,512	62,226	20,654
Noninterest expense
Salaries and employee benefits	30,179	25,311	13,613	74,570	23,657
Occupancy and equipment	5,247	3,630	2,473	12,070	4,793
All other operating expenses	16,878	10,653	8,370	34,816	14,167
Total noninterest expense	52,304	39,594	24,456	121,456	42,617
Income (loss) before income taxes	(9,244)	6,185	8,433	(1,498)	7,751
Income tax (benefit) expense	(710)	1,822	(1,110)	1,744	(1,430)
Net income (loss)	(8,534)	4,363	9,543	(3,242)	9,181
Preferred stock dividends and discount accretion	946	-	328	1,234	1,042
Net income (loss) available to common shareholders	$(9,480)	$4,363	$9,215	$(4,476)	$8,139
Basic earnings (loss) per common share	$(0.53)	$0.36	$0.79	$(0.32)	$0.70
Diluted earnings (loss) per common share	$(0.53)	$0.36	$0.79	$(0.32)	$0.70

Banc of California, Inc.
Selected Financial Data
(Dollars in thousands)
	As of or for the three months ended,			As of or for the nine months ended,
	September 30,	June 30,	September 30,	September 30,	September 30,
	2013	2013	2012	2013	2012
Quarterly average balance:
Total assets	$3,439,433	$2,301,382	$1,520,310	$2,509,750	$1,227,060
Total gross loans and leases	2,530,856	1,844,555	1,197,737	1,934,555	954,167
Securities available for sale	221,245	102,880	123,022	147,459	111,495
Total interest earning assets	3,286,840	2,205,484	1,444,985	2,397,486	1,158,604
Total deposits	2,948,644	1,938,164	1,207,801	2,103,721	962,015
Total borrowings	124,419	129,589	99,257	131,513	65,534
Total shareholders’ equity	336,963	203,873	191,958	244,778	187,431
Interest bearing liabilities	2,659,186	1,909,023	1,096,561	1,995,855	912,796

Profitability and other ratios:
Return on avg. assets (1)	-0.98%	0.76%	2.50%	-0.17%	1.00%
Return on avg. equity (1)	-10.05%	8.58%	19.78%	-1.77%	6.54%
Net interest margin (1)	3.25%	3.93%	3.97%	3.56%	3.66%
Noninterest income to total revenue (2)	40.35%	54.66%	57.52%	49.33%	39.44%
Noninterest income to avg. assets (1)	2.10%	4.54%	5.11%	3.31%	2.25%
Noninterest exp. to avg. assets (1)	6.03%	6.90%	6.40%	6.47%	4.64%
Efficiency ratio (3)	115.80%	83.01%	72.10%	96.28%	81.38%
Avg. loans to average deposits	85.83%	95.17%	99.17%	91.96%	99.18%
Average securities available for sale to average total assets	6.43%	4.47%	8.09%	5.88%	9.09%
Average interest-earning assets to average interest-bearing liabilities	123.60%	115.53%	131.77%	120.12%	126.93%
Average stockholders’ equity to average total assets	9.80%	8.86%	12.63%	9.75%	15.27%

Asset quality information and ratios:
Nonaccrual Loans, excluding PCI loans	$15,408	$9,164	$16,181
90+ delinquent loans, excluding PCI loans	14,100	10,741	1,479
Other real estate owned (OREO), net	1,383	1,537	8,704
Net loan charge-offs	(42)	954	100	$1,513	$2,402

Allowance for loan and lease losses:
Originated loans	$17,416	$16,199	$11,663
Non-credit impaired loans acquired through business acquisitions	1,402	468	716
Non-credit impaired purchased loan pools	-	-	-
Credit impaired acquired and purchased loan pools	312	312	-
Total allowance for loan and lease losses	$19,130	$16,979	$12,379

Discount
Non-credit impaired loans acquired through business acquisitions	$9,003	$3,395	$3,257
Non-credit impaired purchased loan pools	38,002	16,237	-
Credit impaired acquired and purchased loan pools	110,081	74,460	54,458
Total discount	$157,086	$94,092	$57,715

Loans:
Originated loans	$1,252,673	$1,086,271	$810,010
Non-credit impaired loans acquired through business acquisitions	525,797	177,165	300,836
Non-credit impaired purchased loan pools	468,590	212,952	-
Credit impaired acquired and purchased loan pools	349,128	137,958	104,528
Total loans	$2,596,188	$1,614,346	$1,215,374

ALLL to originated loans	1.39%	1.49%	1.44%
ALLL and discount to originated and non-credit impaired purchased loans, excluding purchased loan pools (4)	1.56%	1.59%	1.41%

(1) Ratios are presented on an annualized basis
(2) Total revenue is equal to the sum of net interest income before provision and noninterest income
(3) Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income before provision for loan losses and noninterest income
(4) The ratios were calculated by dividing a sum of ALLL and discounts by outstanding loan balance of originated and non-credit impaired acquired loans, excluding purchased loan pools and credit impaired purchased and acquired loans

Banc of California, Inc.
Selected Quarterly Financial Data
(Dollars in thousands, except per share data)
	September 30,	June 30,	September 30,
	2013	2013	2012
Capital Ratios
Banc of California, Inc.
Total risk-based capital ratio:	12.64%	19.34%	11.47%
Tier 1 risk-based capital ratio:	11.58%	18.08%	14.36%
Tier 1 leverage ratio:	7.82%	11.16%	15.61%
PacTrust Bank
Total risk-based capital ratio:	15.39%	19.78%	17.41%
Tier 1 risk-based capital ratio:	14.14%	18.52%	16.15%
Tier 1 leverage ratio:	8.11%	10.03%	11.22%
The Private Bank of California
Total risk-based capital ratio:	11.55%	16.79%	14.36%
Tier 1 risk-based capital ratio:	11.06%	15.88%	14.15%
Tier 1 leverage ratio:	8.34%	11.94%	10.76%

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles ("GAAP"). This non-GAAP measure is used by management in the analysis of Banc of California, Inc.’s. capital strength. Tangible equity is calculated by subtracting goodwill and other intangible assets from total stockholders' equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from total stockholders' equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Banc of California, Inc. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

	September 30,	June 30,	September 30,
	2013	2013	2012
Non-GAAP performance measure
Tangible common equity to tangible assets ratio
Total assets	$3,718,373	$2,535,114	$1,669,732
Less goodwill	(22,086)	(7,048)	(7,039)
Less other intangible assets	(13,191)	(4,740)	(5,841)
Tangible assets	$3,683,096	$2,523,326	$1,656,852

Total stockholders' equity	$302,580	$268,485	$191,739
Less preferred stock	(79,877)	(65,668)	(31,925)
Less goodwill	(22,086)	(7,048)	(7,039)
Less other intangible assets	(13,191)	(4,740)	(5,841)
Tangible stockholders' equity	$187,426	$191,029	$146,934

Total stockholders' equity to total assets	8.14%	10.59%	11.48%
Tangible stockholders' equity to tangible assets	5.09%	7.57%	8.87%

Common stock outstanding	17,439,562	14,976,979	10,683,327
Class B non-voting non-convertible common stock outstanding	579,490	574,258	1,090,061
Total common stock outstanding	18,019,052	15,551,237	11,773,388

Tangible common equity per common stock	$10.40	$12.28	$12.48